Avis Budget Group Reports Full Year Record Revenues, Net Income and Adjusted EBITDA

PARSIPPANY, N.J., February 13, 2023 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced financial results for fourth quarter and full year ended December 31, 2022.

We ended 2022 with fourth quarter revenues 8% above prior year and 28% above fourth quarter 2019, at $2.8 billion. Our revenues were driven by increased revenue per day and strong demand from both our commercial business and leisure holiday travel. Net income was $424 million and Adjusted EBITDA1 was $658 million. Utilization for the quarter was 67.0%, showing that our fleet continues to be well positioned to meet demand.

Full year revenues increased 29% compared to the prior year and 31% compared to 2019, at $12.0 billion. Net income was $2.8 billion and Adjusted EBITDA was $4.1 billion, both full year records for the Company.

Our liquidity position at the end of the quarter was approximately $1.6 billion with an additional $1.9 billion of fleet funding capacity. We have well-laddered corporate debt and no meaningful maturities until 2024.

"Our fourth quarter demand was strong with our commercial business performing well above 2019 levels, and the leisure segment continuing its strong performance, especially over the holiday period. These trends have continued into the first quarter,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “2022 was a record setting year for our Company, and I want to thank our team, all around the world, for their outstanding efforts and look forward to another successful year in 2023.”

Q4 and Full Year Highlights

•Total Company revenues was $2.8 billion for the fourth quarter and $12.0 billion for the year ended 2022 driven by strong demand and pricing. It is the best full year revenue in the Company's history.
•Adjusted EBITDA in the Americas was $624 million for the fourth quarter and $3.7 billion for the year ended 2022 driven by record demand. It is the best full year Adjusted EBITDA in Americas' history.
•Adjusted EBITDA in International was $63 million for the fourth quarter and $560 million for the year ended 2022 driven by increased pricing and return of demand. It is the best full year Adjusted EBITDA in International's history.
•Our Board of Directors approved a $1 billion increase to our existing share repurchase authorization in February.

[1] Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures and Key Metrics" and the tables that accompany this release for how we define these measures and reconciliations of these non-GAAP measures to the closest comparable GAAP measures.

Investor Conference Call

We will host a conference call to discuss fourth quarter and full year ended December 31, 2022 results on February 14, 2023, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will be available on our website and at (877) 660-6853 using conference code 13735409.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, future demand for our services, and global economic conditions are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, COVID-19, which has had, and is expected to continue to have, a significant impact on our operations, and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to achieve and maintain cost savings, the financial condition of the manufacturers that supply our rental vehicles, including as a result of the global semiconductor shortage, which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, the significant volatility in travel demand as a result of COVID-19, the absence of an improvement in or any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, including class action lawsuits, governmental or regulatory inquiries or investigations, risks related to the security of our and our business partners' information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements, such as the potential effects on the world economy and markets, elections and government shutdowns as a result of the ongoing military conflict between Russia and Ukraine. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

2

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted free cash flow, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors as supplemental measures in comparing our results period over period. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as alternatives to GAAP measures. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) attributable to Avis Budget Group, Inc. and diluted earnings (loss) per share, respectively. Foreign currency translation effects on our results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contact
Investor Relations Contact:
David Calabria
IR@avisbudget.com

Media Relations Contact:
James Tomlinson
ABGPress@edelman.com

# # #
Tables Follow
3

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Income Statement and Other Items
Revenues	$2,771	$2,569	8%	$11,994	$9,313	29%
Income before income taxes	516	543	(5)%	3,636	1,708	113%
Net income	424	381	11%	2,756	1,283	115%
Earnings per share - diluted	10.10	6.63	52%	57.16	19.44	194%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	$658	$683	(4)%	$4,133	$2,411	71%
Adjusted pretax income	536	578	(7)%	3,691	1,980	86%
Adjusted net income	438	408	7%	2,807	1,486	89%
Adjusted earnings per share - diluted	10.46	7.08	48%	58.05	22.49	158%

	As of
	December 31, 2022	December 31, 2021
Balance Sheet Items
Cash and cash equivalents	$570	$534
Vehicles, net	15,961	12,866
Debt under vehicle programs	13,809	11,390
Corporate debt	4,671	4,009
Stockholders' equity attributable to Avis Budget Group, Inc.	(703)	(220)

Segment Results
	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Revenues
Americas	$2,204	$2,100	5%	$9,474	$7,557	25%
International	567	469	21%	2,520	1,756	44%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,771	$2,569	8%	$11,994	$9,313	29%

Adjusted EBITDA
Americas	$624	$670	(7)%	$3,660	$2,364	55%
International	63	32	97%	560	118	375%
Corporate and Other	(29)	(19)	53%	(87)	(71)	23%
Total Company	$658	$683	(4)%	$4,133	$2,411	71%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$2,771	$2,569	$11,994	$9,313

Expenses
Operating	1,325	1,166	5,285	4,255
Vehicle depreciation and lease charges, net	349	328	828	1,197
Selling, general and administrative	322	308	1,348	1,145
Vehicle interest, net	121	81	402	313
Non-vehicle related depreciation and amortization	57	73	225	272
Interest expense related to corporate debt, net:
Interest expense	69	51	250	218
Early extinguishment of debt	—	—	—	136
Restructuring and other related charges	3	17	19	64
Transaction-related costs, net	7	2	8	5
Other (income) expense, net	2	—	(7)	—
Total expenses	2,255	2,026	8,358	7,605

Income before income taxes	516	543	3,636	1,708
Provision for income taxes	92	162	880	425
Net income	424	381	2,756	1,283
Less: income (loss) attributable to non-controlling interests	1	(1)	(8)	(2)
Net income attributable to Avis Budget Group, Inc.	$423	$382	$2,764	$1,285

Earnings per share
Basic	$10.32	$6.78	$58.41	$19.79
Diluted	$10.10	$6.63	$57.16	$19.44

Weighted average shares outstanding
Basic	41.0	56.4	47.3	64.9
Diluted	41.9	57.7	48.4	66.1

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Americas

Rental Days (000’s)	29,226	27,996	4%	121,917	99,763	22%
Revenue per Day, excluding exchange rate effects (A)	$75.64	$75.02	1%	$77.85	$75.75	3%
Average Rental Fleet	467,331	435,403	7%	479,672	385,610	24%
Vehicle Utilization	68.0%	69.9%	(1.9) pps	69.6%	70.9%	(1.3) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$176	$170	4%	$72	$184	(61)%

International

Rental Days (000’s)	10,680	9,251	15%	43,100	34,931	23%
Revenue per Day, excluding exchange rate effects (A)	$59.89	$50.69	18%	$65.65	$50.27	31%
Average Rental Fleet	180,297	157,883	14%	174,708	143,300	22%
Vehicle Utilization	64.4%	63.7%	0.7 pps	67.6%	66.8%	0.8 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$215	$225	(4)%	$221	$201	10%

Total

Rental Days (000’s)	39,906	37,247	7%	165,017	134,694	23%
Revenue per Day, excluding exchange rate effects (A)	$71.43	$68.97	4%	$74.67	$69.14	8%
Average Rental Fleet	647,628	593,286	9%	654,380	528,910	24%
Vehicle Utilization	67.0%	68.2%	(1.2) pps	69.1%	69.8%	(0.7) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$187	$185	1%	$112	$189	(41)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Americas

Revenue per Day	$75.40	$75.02	1%	$77.71	$75.75	3%
Per-Unit Fleet Costs per Month	$175	$170	3%	$72	$184	(61)%

International

Revenue per Day	$53.20	$50.69	5%	$58.48	$50.27	16%
Per-Unit Fleet Costs per Month	$192	$225	(15)%	$198	$201	(1)%

Total

Revenue per Day	$69.46	$68.97	1%	$72.68	$69.14	5%
Per-Unit Fleet Costs per Month	$180	$185	(3)%	$105	$189	(44)%

Table 4
Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS	Year Ended December 31, 2022
Operating Activities
Net cash provided by operating activities	$4,707
Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(280)
Net cash used in investing activities of vehicle programs	(4,019)
Net cash used in investing activities	(4,299)
Financing Activities
Net cash used in financing activities exclusive of vehicle programs	(2,592)
Net cash provided by financing activities of vehicle programs	2,232
Net cash used in financing activities	(360)
Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(32)
Net change in cash and cash equivalents, program and restricted cash	16
Cash and cash equivalents, program and restricted cash, beginning of period (A)	626
Cash and cash equivalents, program and restricted cash, end of period (B)	$642

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)	Year Ended December 31, 2022
Income before income taxes	$3,636
Add-back of non-vehicle related depreciation and amortization (D)	235
Add-back of restructuring and other related costs	19
Add-back of transaction-related costs, net	8
Add-back of other (income) expense, net	(7)
Add-back of COVID-19 charges, net	(9)
Add-back of unprecedented personal-injury and other legal matters, net	1
Working capital and other	148
Capital expenditures (E)	(304)
Tax payments, net of refunds	(192)
Vehicle programs and related (F)	(810)
Adjusted free cash flow	$2,725
Acquisition and related payments, net of acquired cash	(3)
Borrowings, net of debt repayments	704
Repurchases of common stock	(3,329)
Change in program and restricted cash	(16)
Other receipts (payments), net	(13)
Foreign exchange effects, financing costs and other	(52)
Net change in cash and cash equivalents, program and restricted cash (per above)	$16

Reconciliation of Net cash provided by operating activities to Adjusted free cash flow:	Year Ended December 31, 2022
Net cash provided by operating activities (per above)	$4,707
Investing activities of vehicle programs	(4,019)
Financing activities of vehicle programs	2,232
Capital expenditures	(246)
Proceeds received on sale of assets and nonmarketable equity securities	2
Acquisition and disposition-related payments	20
Change in program and restricted cash	16
Other receipts (payments), net	13
Adjusted free cash flow (per above)	$2,725

_______
(A)	Consists of cash and cash equivalents, program cash and restricted cash of $534 million, $89 million and $3 million, respectively.
(B)	Consists of cash and cash equivalents, program cash and restricted cash of $570 million, $70 million and $2 million, respectively.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $10 million of cloud computing costs.
(E)	Includes $58 million of cloud computing implementation costs.
(F)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets. Also includes $17 million of vehicles sold in the divestiture of our operations in the United States Virgin Islands and the Netherlands.

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended December 31,		Year Ended December 31,
Reconciliation of Net income to Adjusted EBITDA:		2022	2021	2022	2021

	Net income	$424	$381	$2,756	$1,283
Add:	Provision for income taxes	92	162	880	425
	Income before income taxes	516	543	3,636	1,708
	Add certain items:
	Acquisition-related amortization expense	8	21	43	66
	Restructuring and other related charges	3	17	19	64
	Transaction-related costs, net	7	2	8	5
	Other (income) expense, net	2	—	(7)	—
	Early extinguishment of debt	—	—	—	136
	COVID-19 charges, net (A)	—	(14)	(9)	(2)
	Unprecedented personal-injury and other legal matters, net (B)	—	9	1	3
	Adjusted pretax income	536	578	3,691	1,980
Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense) (C)	53	54	192	213
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	69	51	250	218
	Adjusted EBITDA	$658	$683	$4,133	$2,411

Reconciliation of Net income attributable to Avis Budget Group, Inc. to Adjusted net income:

	Net income attributable to Avis Budget Group, Inc.	$423	$382	$2,764	$1,285
	Add certain items, net of tax:
	Acquisition-related amortization expense	7	17	32	50
	Restructuring and other related charges	2	12	16	47
	Transaction-related costs, net	4	1	5	3
	Other (income) expense, net	2	—	(5)	—
	Early extinguishment of debt	—	—	—	101
	COVID-19 charges, net	—	(10)	(6)	(2)
	Unprecedented personal-injury and other legal matters, net	—	6	1	2
	Adjusted net income	$438	$408	$2,807	$1,486

	Earnings per share - diluted	$10.10	$6.63	$57.16	$19.44
	Adjusted diluted earnings per share	$10.46	$7.08	$58.05	$22.49
	Shares used to calculate Adjusted diluted earnings per share	41.9	57.7	48.4	66.1

_______
(A)	The following table presents the unusual, direct and incremental costs due to the COVID-19 pandemic:
		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Minimum annual guaranteed rent in excess of concession fees, net	$—	$(14)	$(9)	$(2)
	Vehicles damaged in overflow parking lots, net of insurance proceeds	—	—	—	(7)
	Other charges	—	—	—	7

	Operating expenses	—	(14)	(9)	(3)
	Selling, general and administrative expenses	—	—	—	1
	COVID-19 charges, net	$—	$(14)	$(9)	$(2)

(B)	Reported within operating expenses in our Consolidated Statements of Operations.
(C)	Operating expenses in our Consolidated Statements of Operations related to cloud computing costs totaling $4 million and $2 million in fourth quarter 2022 and 2021, respectively and totaling $10 million and $7 million in the year ended December 31, 2022 and 2021, respectively.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,204	$567	$2,771	$2,100	$469	$2,569
Currency exchange rate effects	7	73	80	—	—	—
Revenue excluding exchange rate effects	2,211	640	2,851	2,100	469	2,569
Rental days (000's)	29,226	10,680	39,906	27,996	9,251	37,247
RPD excluding exchange rate effects (in $'s)	$75.64	$59.89	$71.43	$75.02	$50.69	$68.97

Vehicle Utilization
Rental days (000's)	29,226	10,680	39,906	27,996	9,251	37,247
Average rental fleet	467,331	180,297	647,628	435,403	157,883	593,286
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	42,995	16,587	59,582	40,057	14,525	54,582
Vehicle utilization	68.0%	64.4%	67.0%	69.9%	63.7%	68.2%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$245	$104	$349	$222	$106	$328
Currency exchange rate effects	2	12	14	—	—	—
	$247	$116	$363	$222	$106	$328
Average rental fleet	467,331	180,297	647,628	435,403	157,883	593,286
Per-unit fleet costs (in $'s)	$528	$646	$560	$510	$674	$554
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$176	$215	$187	$170	$225	$185

	Year Ended December 31, 2022			Year Ended December 31, 2021
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$9,474	$2,520	$11,994	$7,557	$1,756	$9,313
Currency exchange rate effects	17	310	327	—	—	—
Revenue excluding exchange rate effects	9,491	2,830	12,321	7,557	1,756	9,313
Rental days (000's)	121,917	43,100	165,017	99,763	34,931	134,694
RPD excluding exchange rate effects (in $'s)	$77.85	$65.65	$74.67	$75.75	$50.27	$69.14

Vehicle Utilization
Rental days (000's)	121,917	43,100	165,017	99,763	34,931	134,694
Average rental fleet	479,672	174,708	654,380	385,610	143,300	528,910
Number of days in period	365	365	365	365	365	365
Available rental days (000's)	175,081	63,768	238,849	140,748	52,304	193,052
Vehicle utilization	69.6%	67.6%	69.1%	70.9%	66.8%	69.8%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$413	$415	$828	$851	$346	$1,197
Currency exchange rate effects	4	49	53	—	—	—
	$417	$464	$881	$851	$346	$1,197
Average rental fleet	479,672	174,708	654,380	385,610	143,300	528,910
Per-unit fleet costs (in $'s)	$868	$2,658	$1,346	$2,208	$2,412	$2,264
Number of months in period	12	12	12	12	12	12
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$72	$221	$112	$184	$201	$189

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which we define as income from continuing operations before non-vehicle related depreciation and amortization; any impairment charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; charges for unprecedented personal-injury and other legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits; non-operational charges related to shareholder activist activity, which includes third party advisory, legal and other professional fees; COVID-19 charges, net; other (income) expense, net; and income taxes. Adjusted EBITDA includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $13 million and $11 million in fourth quarter 2022 and 2021, respectively, and $49 million and $52 million in the year ended December 31, 2022 and 2021, respectively.

We revised our definition of Adjusted EBITDA to exclude other (income) expense, net. We did not revise prior years' Adjusted EBITDA because there were no other charges similar in nature. We believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating our aggregate performance. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for unprecedented personal-injury and other legal matters, COVID-19 charges, other (income) expense, and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.